Form C

Cover Page

Name of issuer:

Evolution Spirit Brands LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: VA

Date of organization: 7/7/2008

Physical address of issuer:

2016 Burson Drive
Chesapeake VA 23323

Website of issuer:

http://www.nektarliqueur.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$750,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$77,418.00	$93,491.00
Cash & Cash Equivalents:	$100.00	$100.00
Accounts Receivable:	$0.00	$103.00
Short-term Debt:	$21,112.00	$16,033.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$17,093.00	$32,126.00
Cost of Goods Sold:	$34,715.00	$58,577.00
Taxes Paid:	$0.00	$0.00
Net Income:	($21,152.00)	($42,144.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Evolution Spirit Brands LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rob McMahon	President	Celeritas LLC	2014
Robert Dozier Jr	CEO	RWD Brands LLC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rob McMahon	CFO	2014
Robert Dozier Jr	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
RWD Brands, LLC	8166.66 Series A	82.35

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We are a development stage company that has incurred net losses since our inception, and we may not be able to achieve profitability in the future. Because we are still in the early stages of development, it is difficult to forecast operating expenses and revenue. We would expect our business, operating results and financial condition to be materially adversely affected if our revenues do not meet our projections and if our expenses or net losses are greater than expected. We cannot guarantee that our revenue or expenses will meet expectations or projections.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We are subject to governmental regulations in our business. The production, distribution and sale of alcoholic beverages is highly regulated at the federal, state and local levels. The distribution and sale of spirits requires permits and approvals that are unique and different for each state. The loss or revocation of any existing licenses, permits or approvals, or the failure to timely obtain any additional licenses, permits or approvals when required, could have a material adverse effect on our ability to conduct our business.

Our future success depends on the efforts of a management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We may not be successful in securing key distribution partnership which are required by federal law via the Three-tier distribution model. A key part of our strategy includes developing relationships with local, regional and national distributors to expand our product reach and shelf space. Our inability to solidify such relationships could adversely affect our results of operations and ability to increase revenue.

Rob McMahon is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company has not yet authorized the Class C units that investors will receive if the SAFE converts.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We intend to use 95% of the net proceeds of this offering for supporting our distributors in our current markets as well as new markets that we are activating. We need to expand our support via tastings, events and promotions in the on/off premise. We will need to purchase additional inventory. If we raise this amount, the founding members will not be able to take salaries under their consulting agreements.

We will also use 5% of this raise towards the Wefunder intermediary fee.

If we raise: **$250,000**

Use of Proceeds: We intend to use 95% of the net proceeds of this offering for marketing support to our distributors in current and new markets via POS (point of sale), sampling, events and on/off premise promotions. We will also allocate funds to hire a regional manager to assist with obtaining national accounts/chains such as Kroger, Meijers and Total Wine and More. If we determine market conditions are favorable, we may introduce our 50ml (airplane) bottle that will help reduce our sampling cost, encourage more consumers to "try before they buy" and allows us to hand out samples (gift bags) to a larger audience for key events. When the Company reaches the $100,000 level in this offering, the CEO and the CFO will be able to take partial salaries of $24k annually and $14.4k annually respectively. When the Company reaches the $150,000 level in this offering, the CEO and the CFO will be able to take salaries of $48k annually and $28.8k annually, respectively. The Company will also likely make multiple orders of inventory in order to keep up with demand. Additionally, we may create a series of cocktail videos that we will utilize as part of our digital media strategy.

We will also use 5% of this raise towards the Wefunder intermediary fee.

If we raise: **$750,000**

Use of Proceeds: We intend to use the net proceeds of this offering to significantly expand our distribution across the U.S. in our selected target markets. We will be supporting new distributors with marketing POS (Point of sale), sampling in key top 20 off-premise accounts (Retail), participation in strategically selected events, sales team incentives for achieving our KPI's (Key Performance Indicators). In addition to our current 750ml bottle, we may introduce the 50ml and 375ml bottles to expand our offering and increase sales. We plan to hire 2-3 regional managers to provide coverage in the East/West coast and the Midwest. At this level of offering proceeds, the Company reserves the right to increase the modest salaries of its CEO and CFO. Additionally, we may increase our digital media spend on social media by providing cocktail/recipe videos that encourage consumers to use our product.

We will also use 5% of this raise towards the Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **Class C units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

(i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
(ii) if the valuation for the company is more than **$3 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	9916.66	9916.66	Yes
Class B Units	1,700	1,700	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Upon any dissolution of the Company and the payment of, or the making of due provisions for, all debts of the Company, the Company's assets (or the proceeds of the sale thereof) shall be distributed to the Members as follows:
(i) to the Members holding Series A Units and the Members holding Series B Units on a pro rata basis in proportion to their respective Percentage Economic Interests.

Investors in the SAFE, if converted, will receive Class C Units. Class C Units do not have voting rights and have the same liquidation preferences as Class B units.

Series A and B units have right of first refusal and co-sale rights. Series A units have pre-emptive rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	MHW, Ltd
Issue date	01/01/17
Amount	$15,600.00
Outstanding principal plus interest	$4,381.10 as of 10/31/18
Interest rate	0.0% per annum
Current with payments	Yes

MHW, LTD is the Company's distributor for alcoholic beverages. The Company pays MHW to warehouse our product, take and fulfill orders, collect sales, and pay related vendors. As such, it manages most of the Company's cashflow. Occasionally, during any given month with heavy expenses or decreased sales payments, the Company will take advances from MHW. These advances change each month, are made at zero interest rate, and are settled as soon as possible from future available cashflow.

Loan

Lender	Robert Dozier
Issue date	01/01/18
Amount	$10,564.00
Outstanding principal plus interest	$10,564.85 as of 11/27/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a loan with a related party, the founder and CEO of Evolution Spirit Brands LLC, Robert Dozier. This loan has no interest rate and no maturity date and is intended to be repaid as the company becomes profitable.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Robert Dozier
Amount Invested	$10,564.85
Transaction type	Loan
Issue date	12/31/17
Outstanding principal plus interest	$10,564.85 as of 11/19/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	CEO of Evolution Spirit Brands LLC

This is a loan with a related party, the founder and CEO of Evolution Spirit Brands LLC, Robert Dozier. This loan has no interest rate and no maturity date and is intended to be repaid as the company becomes profitable.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We sell an all-natural fruit liqueur - a blend of Italian moscato, fruit nectars, and premium vodka. There are no artificial colors, flavors or sweeteners. The product's name is Nektar Liqueur.

We have designed Nektar Liqueur so that consumers and bartenders domestically and internationally would be attracted to the taste of Nektar Liqueur straight from the bottle. We are targeting the 3 hottest trends which are Premium, Low ABV (alcohol by volume/we are 18% ABV/36 proof) and use of all-natural ingredients.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Evolution Spirit Brands LLC was formed in 2008 in the state of Virginia to explore various trends in the alcohol industry. In 2014, the Company began its focus on developing Nektar Liqueur.

Since then, we have achieved the following:

- Platinum Award Winner at the 2017 SIP Awards International Spirits Competition.
- Distilled and Bottled in Italy at a 4th generation family-owned distillery, that has been making premium liqueurs for over 100 years.
- Nektar Liqueur was selected by the bartender at Caesars Palace as part of their cocktail submission for Heaven Hills Bartender of the year Competition in 2018.
- Our Holiday cocktail was featured in Chilled Magazine's 2017 Holiday cocktail selection as a must mix cocktail.
- In 2.5 yrs we have gained National attention of major spirit companies, top bartenders and consumers in the U.S. and abroad with a small single investment round of $170k.

Historical Results of Operations

Our company began commercializing Nektar Liqueur in 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $17,093 compared to the year ended December 31, 2016, when the Company had revenues of $32,126. Our gross margin was -103.09% in fiscal year 2017, compared to -82.34% in 2016. Due to inventory, startup, and promotion expenses, margins have been negative.
- *Assets.* As of December 31, 2017, the Company had total assets of $77,418, including $100 in cash. As of December 31, 2016, the Company had $93,491 in total assets, including $100 in cash.
- *Net Loss.* The Company has had net losses of $21,152 and net losses of $42,144 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $21,112 for the fiscal year ended December 31, 2017 and $16,033 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $10,564.85 in debt, and currently has $4,381.10 outstanding in advances from MHW, LTD. The company has also been financed with $170,000 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Evolution Spirit Brands LLC cash in hand is $100, as of November 2018. Over the last three months, revenues have averaged $3,100/month, cost of goods sold has averaged $1,517/month, and operational expenses have averaged $1,535/month, for an average net margin of $48 per month.

We entered the state of Michigan in Sept 2018. This is our first large distributor and our sales our growing at a steady pace in the past two months. Additionally, our sales are increasing in NEXCOM (Navy Exchange) in VA where our margins are much higher.

We are planning to launch into several additional States in January and February of 2019, which could significantly increase our sales. We still have enough inventory from our previous funding to supply these cases, but will certainly have to invest in additional inventory in 2019 and beyond, depending on demand.

In 2016 we were approved to sell in Virginia, were placed in 130 stores, and sold a relatively large amount of original inventory there. In 2017 we did not enter any new states, as we were trying to establish our brand more strongly in limited markets, and as a result saw a drop in sales. In 2018 we began expanding our footprint again and began selling in Michigan and California, which has caused our revenue numbers to increase again.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.nektarliqueur.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Rob McMahon
Robert Dozier Jr

Appendix E: Supporting Documents



INVEST IN NEKTAR LIQUEUR

maximum target met

$0

raised of $0 maximum target from 0 investors

Platinum award-winning Italian liqueur

We sell the world's first premium 100% all-natural fruit liqueur - a blend of Italian moscato, fruit nectars, and premium vodka. There are no artificial colors, flavors or sweeteners.



Robert Dozier
Founder + Chief Executive Officer
Over 15 yrs. in the Wine+Spirits industry. Wine Mgr for Total Wine, Senior Mgr for Spirits broker.


Nektar Liqueur® Investor Reel

Why you may want to invest

1. Platinum Award Winner at the 2017 SIP Awards International Spirits Competition. The most highly regarded International spirits competition because the judges are consumers.
2. Distilled and Bottled in Italy at a 4th generation family-owned distillery, that has been making premium liqueurs for over 100 years.
3. Nektar Liqueur was selected by the bartender at Caesars Palace as part of their cocktail submission for Heaven Hills Bartender of the year Competition in 2018.
4. Our Holiday cocktail was featured in Chilled Magazine's 2017 Holiday cocktail selection as a must mix cocktail.
5. In 2.5 yrs we have gained National attention of major spirit companies, top bartenders and consumers in the U.S. and abroad with a small single investment round of $170k.
6. We have several senior level managers who have spent 20+ years in the spirits industry ready to join our team to help us expand our market footprint.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

$3M valuation cap

20% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $3M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$250+
8.5x11 print thanking you for being an investor and personally signed by Founder.

$500+
Investors will get an Authentic Nektar Liqueur T-Shirt and an 8.5x11 print thanking you for being an investor and personally signed by Founder.

$1,000+
Investors will get an Authentic Nektar Liqueur T-Shirt, hat, 8.5x11 print thanking you for being an investor and personally signed by Founder and 1 bottle of Nektar Liqueur signed by Founder in gold pen (NOTE: Must be of legal drinking age in your State to receive bottle.)

$10,000+
Investors will get an Authentic Nektar Liqueur T-Shirt,

Our Ambition

We have proven that consumers and bartenders domestically and internationally love the taste of Nektar Liqueur straight from the bottle. Our cocktails are top sellers with a variety of spirits, beer and wine. We deliver on the 3 hottest trends which are Premium, Low ABV (alcohol by volume/we are 18% ABV/36 proof) and use of all-natural ingredients. We are ready to rapidly expand and deliver Nektar Liqueur to thirsty taste buds everywhere.

NektarLiqueur_InvestorDeck_Wefunder2018.pdf

nektarliqueur.com

hat, 8.5x11 print thanking you for being an investor and personally signed by Founder and 2 bottles of Nektar Liqueur signed by Founder in gold pen
(NOTE: Must be of legal drinking age in your State to receive bottle.)

$25,000+
Investors will get an Authentic Nektar Liqueur T-Shirt,
hat, 8.5x11 print thanking you for being an investor and personally signed by Founder and 6 bottles/1 case of Nektar Liqueur signed by Founder in gold pen (NOTE: Must be of legal drinking age in your State to receive bottle.). Invited to a Major launch event w/ a private dinner with Founder.

see less

lifestyle [illegible]

Why I Like Nektar Liqueur

> *Kudos to Robert Dozier and Nektar Liqueur on creating the first 100% all-natural liqueur to use Italian moscato, fruit nectars and premium vodka. Loving this brand!*



Jeffrey Hayzlett

PRIMETIME TV & PODCAST HOST, CHAIRMAN & CEO C-SUITE NETWORK, KEYNOTE SPEAKER, BEST-SELLING AUTHOR AND GLOBAL BUSINESS CELEBRITY

THE BUZZ ABOUT NEKTAR LIQUEUR

Congratulations to Robert Dozier for creating such a beautiful Liqueur! Nektar has become one of my favorite ingredients to use in my cocktails. I look forward to your growth and certain success!



BAD BIRDY (AMANDA COLOM)
Global Cocktail Creative for ABL/Los Angeles

I've known Robert Dozier for over 10 years. He did an excellent job executing with our brands. Robert is a great brand ambassador



JOE FARMER
Retired- Former Director of Global Military Sales, Pernod Ricard USA (2003-2016)

Chef Patrick show us how to make a tasty holiday drink with some special liqueur on Coast Live

On this installment of Eat + Drinks with Chef Patrick, we learn how to make delicious sangria cocktail and dye eggs naturally, without harsh chemicals. We also get some hot tips on tasty things to try coming soon near you.
March 26, 2018 @ wtkr.com

Must Mix: Holiday Solstice Cocktail - Chilled Magazine

Ingredients: 1 oz. Nektar Liqueur 1 oz. Bourbon 3 tsp. Maple Syrup pinch of Fine Himalayan Salt 2 Small Orange Peels 1 Rosemary Sprig Ginger Beer Skewered Candied Ginger and a Sprig of Rosemary (for Garnish) Preparation: In a rocks glass,
November 28, 2017 @ chilledmagazine.com

Nektar For The Gods (And Those Who Aspire To Such Heights) - VEER Magazine :: Hampton Roads arts, culture, entertainment, beer, wine, travel, dining

Gucci, Ferrari, Lamborghini. To such sigh-inducing, lavish lifestyle names, Robert Dozier Jr., aims to add Nektar. And why not? While his business is based here in Hampton Roads, his ultra-premium, 100% natural liqueur comes from Italy, too.

AROMAS/FLAVORS OF FRESH PEACH + APRICOT + ORANGE BLOSSOM

Nektar Liqueur® is the 1st liqueur to blend Italian Moscato (Moscato D'Asti) from Piedmont Italy with a blend of fruit nectars and premium vodka. We are 100% all-natural and there are no artificial colors, flavors or sweeteners. The aroma is very inviting with hints of peach and apricot and the taste is a complex blend of these flavors that deliver a smooth and lingering finish. Our 4th generation, family-owned distillery in Italy has been making premium liqueurs for over 100 years and helps us bring this Italian masterpiece to life. Our SRP is $29.99 which provides great margins for our distributors, bars, restaurants and retailers. Distilled and bottled in Italy.


NÉKTAR
LIQUEUR
ULTRA - PREMIUM
IMPORTED

NÉKTAR LIQUEUR®

ULTRA - PREMIUM



PLATINUM AWARD WINNING BRAND

Nektar Liqueur won the 2017 Platinum Award at the largest International spirits competition, the SIP awards in Newport Beach, CA. This contest is unique and highly regarded because the judges are consumers which eliminates industry bias.

SIP AWARDS 2017 PLATINUM

SIP AWARDS

INTERNATIONAL SPIRITS COMPETITION


NÉKTAR
LIQUEUR




NÉKTAR
LIQUEUR

INDUSTRY RECOGNITION

The bartender at Caesars Palace (Timothy Baer) sampled our product and liked it so much, he used Nektar Liqueur as part of the cocktail submission for Heaven Hills 2018 bartender of the year competition presented by liquor.com and Trumer Pilsner's California Fresh Cocktail Competition. Nektar Liqueur has tremendous versatility, which gives us a greater competitive advantage over other spirits, not to mention a very popular stand alone spirit.


2018
Heaven Hill Brands
BARTENDER
OF THE YEAR
Liquor.com

Nektar Liqueur, Elijah Craig, Fat washed Rittenhouse rye , house-made bitter pecan syrup and a grilled peach


TRUMER PILS
CALIFORNIA FRESH
COCKTAIL COMPETITION
PRESENTED BY
CHILLED
You could win $5,000 from Trumer Pils!
TRUMER PILS

Nektar Liqueur, Trumer Pilsner, Organic Nectarine juice, Pine nut saffron orgeat and a stem of organic lemon grass

SALES AND MARKETING

Our package is usually the first compliment we get with our bottle. When we sample to consumers or bartenders, they are very impressed with the aroma, taste and finish. We love sampling Nektar at events, stores, tradeshows because we know we will pick up more fans. Our goal was to create a premium look, a brand that you can mix with many things and most of all a brand that you can use for every season!

SALES SHEETS FRONT/BACK


NÉKTAR LIQUEUR
100% ALL-NATURAL ITALIAN FRUIT LIQUEUR


COCKTAIL RECIPES
BEYOND COCKTAILS

SHELF TALKER/RECIPE BOOK


NÉKTAR LIQUEUR
ITALIAN MOSCATO
FRUIT NECTARS
PREMIUM VODKA
•FRESH PEACH, APRICOT, ORANGE BLOSSOM•


2018
NÉKTAR LIQUEUR
COCKTAIL RECIPES, DESSERTS AND MORE

TRADESHOWS


NÉKTAR
LIQUEUR
ULTRA - PREMIUM

BOTTLE SIGNING/EVENTS



RETAIL SAMPLING



UNMATCHED FLAVOR + MIXABILITY + TOP SELLING COCKTAILS

BOURBON, WHISKEY/WHISKY, CHAMPAGNE, TEQUILA, COGNAC, RUM, VODKA, GIN, BEER, WINE AND MORE. Nektar Liqueur doesn't just blend well, it creates AMAZING cocktails that are complex and delicious. Whether it's bottle service in a high end club, a seafood restaurant, your favorite brunch spot or a steak house, we have a winning drink for ALL occasions and for EVERY season! Top Chefs are even using Nektar Liqueur for desserts, sauces, glazes and more. Truly unmatched in taste and versatility!



WINE/SANGRIA - PASADENA



BOURBON - DOWNTOWN LA



VODKA - MI


ASCENT

CHAMPAGNE - NYC



RUM - LA



TEQUILA - VA



VODKA - VA BEACH



SCOTCH - NYC



COGNAC - NYC

HIGHLY SCALABLE + EFFICIENT SUPPLY CHAIN

Our supply chain was designed to scale big from day one. Our premium Italian made glass bottles are readily available in 12 different sizes, all of our suppliers handle large volume clients and are shipping from distillery to importer to distributor is highly efficient and fast.


HIGHLY SCALABLE
SUPPLY CHAIN
DECORATING
FILLING/BOTTLING
MADE IN ITALY
GLASS
MHW
The Gateway to Growth
SHIPPING

THE VIDEO SAYS IT ALL! FIRST TIME TASTING REVIEW OF NEKTAR LIQUEUR

Watch the reaction when they first smell it! This is what we see 99% of the time when people first try our brand, it's the Nektar effect! People are blown away by the aroma, taste and finish straight from the bottle. People immediately also see the mixability potential. Thank you Don Ferguson of Teeqlife.com!


THEY ARE CHANGING
THE GAME!

A Platinum award winning Italian masterpiece that is unmatched in aroma & taste.

GLOBAL MARKET DEMAND FOR PREMIUM SPIRITS CONTINUES TO CLIMB

Adult consumers, particularly millennials continue to move toward high-end and super premium spirits products. For the 8th consecutive year, spirits have taken share from beer and wine according to economic data by DISCUS (Distilled Spirits Council of the U.S.). In particular, premium spirits continue to lead the growth and mid-level to value brands (<$25 SRP) continue to decline. The rising popularity of "luxury" liqueurs is the primary driver for growth in the liqueur/cordial category. Nektar Liqueur can easily succeed not only in the domestic market, but in International markets such as Europe, Middle East, South America and Asia-Pacific.


WA
OR
ID
MT
WY
ND
SD
NE
MN
WI
MI
IA
IL
IN
OH
PA
NY
VT
ME
NH
MA
CT
RI
NJ
DE
MD
DC
NV
CA
UT
CO
KS
MO
KY
WV
VA
NC
TN
SC
GA
AL
MS
AR
LA
OK
TX
NM
AZ
FL
AK
HI
NEKTAR LIQUEUR DISTRIBUTION
CURRENT DISTRIBUTION
TARGET DISTRIBUTION 2019
TARGET DISTRIBUTION 2020


Global Markets for Nektar Liqueur

OUR HOLIDAY COCKTAIL VIDEO FEATURED BY CHILLED MAGAZINE

This cocktail showcases Nektar Liqueur + Bourbon which is a very popular combination. The PERFECT holiday cocktail to impress everyone. Enjoy!



CHRISTMAS
COCKTAILS
MUST MIX: HOLIDAY SOLSTICE COCKTAIL
BY CHILLED MAGAZINE
Mix up this delicious Holiday Solstice cocktail featuring Nektar® Liqueur.
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Holiday Solstice Cocktail featured in Chilled Magazine

JOIN US IN MAKING NEKTAR LIQUEUR AVAILABLE TO EVERYONE

Nektar Liqueur® is a premium award-winning fruit liqueur that delivers exceptional quality as a stand alone product and has unmatched mixability with spirits, beer, wine and more. This is all delivered in a premium glass bottle (made in Italy) with an elegant and eye-catching design. Our 4th generation, family-owned distillery has been making premium liqueurs for over 100 years and has helped us bring this Italian masterpiece to life.

In addition to creating the recipe and designing the label for Nektar Liqueur, I have personally conducted over 400 tastings, pitched many bars, restaurants and retail accounts, created all marketing materials, designed the website, visited with distributors and more. We just recently launched with our 1st distributor RNDC/Benchmark Beverage in Michigan.

This was all by design. As CEO, I wanted to get the feedback directly and be in a position to know exactly where to focus our efforts and funds to sell more cases. You need a great team to grow and expand into new markets and we are ready to do just that. We have an exceptionally seasoned and enthusiastic team that we are ready to activate with the money we raise here on Wefunder.

We are very excited to offer this unique opportunity to everyone, including our loyal customers and supportive bartender community in our current markets. We have proven that we have a premium award-winning brand of unparalleled quality that is highly popular with adults and millennials from all demographics. The more we raise with this current campaign, the more markets we can enter, support and grow. It's that simple. So now is the time to come on board and help us continue to build the momentum we have worked so hard to develop. I truly appreciate everyone's support and excitement in helping us to become the worlds #1 selling fruit liqueur.

Sincerely,

Robert Dozier

Meet the Founders



Robert Dozier

Founder + Chief Executive Officer

Over 15 yrs. in the Wine+Spirits industry. Wine Mgr for Total Wine, Senior Mgr for Spirits broker.



Rob Mcmahon

Chief Financial Officer

Experienced Business attorney, investment banker. Extensive knowledge in business strategy + finance

Interview

− COLLAPSE ALL

WF: What is Nektar Liqueur?

NL:

Nektar Liqueur® is the first 100% all-natural premium fruit liqueur to use Italian moscato, a blend of fruit nectars and premium vodka. We don't use any artificial colors, flavors or sweeteners. Nektar Liqueur® is highly popular straight out of the bottle chilled or over ice. Our cocktails are top sellers and mix with a variety of spirits such as Bourbon, Tequila, Rum, Vodka, Cognac, Beer, Wine and even numerous food recipes.

WF: Where did the idea for Nektar come from?

NL: While I was working as a wine manager for Total Wine & More, I noticed that people from all backgrounds, demographics and age seem to like Moscato d'Asti, because it had a touch of sweetness but was elegant. It appeared to have this universal appeal. So, I thought this would be great if you could take this flavor profile and turn it into a liqueur that was 100% all natural. I was amazed that the majority of all liqueurs/cordials use some form of artificial coloring, flavoring or sweetener.

So, I grabbed some measuring beakers, a notebook and I tried various recipes in my kitchen. Once I had the recipe, I instantly knew this was going to be very popular. I was running around letting everyone try it, I mixed it with many types of spirit's, beer and even wine to try and break it, but it seem to blend very well with most everything. Italian moscato was the key ingredient, so now I had to find a distillery in Italy to make this for me. I also had to find my other suppliers for glass bottles, decorating who had the ability to scale to large quantities. I planned for this to be a global brand from day one. It took just over 1 year to go live in the market.

I created the entire logo and label design on the bottle. I wanted to invoke a sense of luxury, quality with a minimalist design. I don't have a graphic design background, but I'm very proud of the finished product because it's usually the 1st compliment people give when they see it for the first time.

WF: What are your sales channels?

NL: Currently, our sales channels are on-premise (bars. restaurants), off-premise (retail stores) and some regional chain accounts. We are also working on a few online stores to begin carrying us to give consumers (where legal) the opportunity to purchase our product. Every State has different laws regarding alcohol, so some are easier than others. My philosophy is go where you're celebrated and not where you're tolerated. Ultimately, our goal is to expand outside the U.S. into Canada, Europe, Caribbean, travel retail and other additional channels.

WF: How has the company grown in its first two years of sales?

NL:

Our objective for the first few years was not to simply ship product to anyone who would take it. Our goal was to establish a few beachheads (States) and get feedback from bartenders and consumers, then make any adjustments based on this feedback. We have proven that people not only love Nektar Liqueur straight/chilled, but it makes a variety of top selling cocktails. Phase one is now complete.

Now, we are ready for Phase two and we want to significantly grow our sales, our team and increase our marketing efforts to give more people the opportunity to see what the excitement is about. We recently expanded into CA and MI. I began networking and sending samples to top bartenders in LA and MI and the response has been incredible.

WF: Who are your target customers?

NL:

Our market breaks down to about 60% female and 40% male across all demographics. I designed Nektar Liqueur® to have mass appeal. I wanted something that everyone could enjoy. It has aromas and flavors of peach and apricot and the Italian moscato just adds additional complexity. When people smell it for the first time, they love it. It's very aromatic and inviting, and when they taste it, there's no bite. It just has a very smooth finish, so it's a flavor profile that appeals to many people and that was by design.

I wanted to create a brand that could play globally and to do that you must have a flavor profile that is popular with many people (not a niche flavor), is great by itself and it mixes well with many things to produce great cocktails.

WF: What makes you confident that you have a good product?

NL:

The reaction of consumers and bartenders says it all. The aroma and flavor profile of Nektar Liqueur® contains flavors that are popular and timeless. Flavors of Peach, Apricot and Orange blossom all come together for a delicious and complex taste that lingers on the palate and leaves you wanting another sip.

I've personally conducted over 500 demos and I continue to see people go crazy over the taste. Many times when I sample with someone, they run out to their car to get their friend or significant other to come inside and taste it. It's actually funny because it happens so often in different States. What surprises people is how fresh, complex and delicious it tastes with zero bite or burn and this is straight/chilled from the bottle. Our cocktails are highly popular as well. There is truly nothing like it on the market.

In 2017 we won the Platinum Award (highest award) at the world's largest International Spirits Competition, the SIP Awards in Newport Beach, CA. This contest is unique because the judges are consumers. This was a very exciting moment for us, because it further validated what we have been seeing all along.

WF: How are you marketing Nektar?

NL:

Sampling Nektar Liqueur® (Liquid to Lips) is very important because it's not your normal vodka or bourbon and when we sample, we steal the show. We're very proud of the award-winning taste, so we want to share it with everyone. We have also been utilizing and engaging on our social media channels and we are in the process of adding some exciting new content, such as cocktail videos for the many different ways you can use Nektar Liqueur®, including baking, sauces, desserts and more.

We are also currently working on short 30 second bartender sizzle videos for our website and social media channels. These are bartenders currently creating cocktails with our brand. Bartenders are a key component to helping spirit brands grow, so we want to recognize their talent and creativity as well.

I also started marketing Nektar Liqueur on Linkedin soon after going live. I reached out to CEO's and VP's of every mid-large spirit supplier I could find. I wanted everyone to know we existed early on so they could watch our growth and see that there is a massive opportunity for this brand worldwide. That has paid off in several ways already. You can have the greatest product in the world, but if people don't know about it, then it doesn't matter.

WF: How do you grow distribution?

NL:

Every market we've entered has been receptive to all who have tried Nektar Liqueur. The more money we raise, the more markets we can target and enter. Our strategy of initially starting small and gaining the feedback and experience of what actually helps sell bottles in a given market has taken the mystery out of "what works" and now allows us to focus our resources and efforts more efficiently. Our current distributors and the new ones we are currently speaking with are seeing that this is not only a great award-winning product, consumers and bartenders love it and the margins are great for everyone.

WF: How do you ensure Nektar reaches customers?

NL:

We love to participate in events where we can reach hundreds or thousands of people, but providing tastings in key retail/chain locations is important as well. We were recently selected as the staff favorite of the month at Michigan's largest retail liquor store the Wine Palace. We keep seeing this type of recognition wherever we go and it's very exciting.

Nektar Liqueur is available in retail stores, bars, restaurants in the markets we enter, but we also want to reach them online via social media to show the various uses so that they can go buy a bottle and take it home to experiment.

When we get a stronger foothold in some of the larger markets, we will do some select billboard advertising and print in key magazine publications to help drive some additional awareness.

WF: What are your profit margins?

NL:

Our profit margins are lower currently simply because our MOQ's (Minimum order quantities) were initially small, which is normal. We will be able to drop our bottle cost by several dollars and increase our margin from the high 20's to the high 40's on our next and future purchase orders. So, we provide great margins for all of our distribution partners and retailers, restaurants and bars.

WF: Who are your competitors?

NL:

Nektar Liqueur® is not like tequila or vodka where you have different brands, but there the same spirit, so we don't have any direct competition per se, but we consider premium brands in multiple categories to be our competition. We're fighting over the same dollars. They may not be in our category, but these customers prefer premium, all natural ingredients and something they can drink straight or mix with any number of spirits. This competition could be in the vodka category, it could be in tequila, but it's that consumer who's looking for higher quality.

We also are seeing customers who drink the less expensive and artificially flavored/colored brands trading up to something of better quality at a reasonable price point. The segment seeing the largest increase in sales right now is the over-$25 bottle. We're priced at $29.99 suggested retail, so that puts us in the sweet spot.

WF: What do you hope to accomplish in the next six months?

NL: Enter additional markets and get Nektar Liqueur in the hands of more people. We are currently in OND (Oct, Nov, Dec) season, so we are currently focusing on building sales, conducting sampling events and tastings in our current markets. We are also currently setting new market appointments for Jan/Feb as we look to expand into additional markets. Distributors usually don't bring on new brands during OND because it's simply too busy during the holidays.

WF: What's the biggest challenge you've faced?

NL:

There hasn't been any one particular obstacle that was overwhelming since we've launched. There are always a number of obstacles/challenges for any business but, you just have to crush every obstacle until you achieve your goal. Our strategy of starting small in a few different types of markets (open/control states) allowed us to minimize any surprises and fine tune our strategy before we really put the pedal to the ground.

Again, when we launched Nektar Liqueur®, we anticipated taking the first few years to learn what works, get feedback from consumers and bartenders, and then revise our marketing strategy to be as effective as possible moving forward. Prior to launching the brand, I consulted with several friends of mine who have worked for large spirit companies for many years.

WF: Who's on your team?

NL: Currently, it is myself (CEO)/full-time and our CFO Rob McMahon/part-time. Our Importer is MHW Ltd based out of NY and they handle all of our logistics, compliance, back office operations and they are an industry leader representing many large spirit brands. They also, recently opened up operations in Europe, so this will make it more seamless for us to launch outside of the U.S. when the time comes.

Again, this was by design the first couple of years.I wanted to know firsthand the initial market reaction to our brand. I personally conducted over 500 sampling/tastings, made all of the sales calls and distributor/buyer presentations among other things. This was irreplaceable and has allowed me to fine tune the direction and strategy of the brand moving forward. If I had hired people to do these things initially, I would have surely missed valuable feedback. We will hire select brand ambassadors and market managers for key markets as we grow.

WF: What do you plan to do with the money you raise from Wefunder investors?

NL:

I had a fully decorated bottle of Nektar Liqueur® in my hand with only spending $5k. That includes going to Italy, finding all of the suppliers in Europe and an importer in the U.S. We then raised $170k when we launched the brand 2.5 years ago. So, everyone including our original investors are happy with how we have spent our initial investment round.

The money from wefunder will be spent on several things. Growing revenue is at the top of the list, supporting our distributors in current and new markets, hiring brand ambassadors and market managers in select markets, marketing and additional inventory to support our growth.

We are also planning to launch 2 additional sizes 50ml (airplane bottles) and 375ml. This will reduce our sampling cost and encourage consumers to try before they buy a full 750ml bottle.

The brand ambassadors will be our boots on the ground, and they will work getting us on cocktail menus in bars/restaurants and provide support for the distributors sales reps. As we start to scale to additional states, we'll hire market managers to handle one or more states and they will also work with these ambassadors and alongside the distributors to get provide additional support.

WF: What's your exit strategy?

NL:

Our exit strategy was established from day one. Our goal was to build up our sales, popularity and awareness and then via a minority or majority sale to one of the larger spirit companies, which has the resources and distribution to scale not only domestically, but internationally as well.

We are the perfect brand for any spirits supplier because we deliver an innovative stand alone brand from a taste, packaging and mixability standpoint. So we not only provide a brand that has worldwide potential, but we can mix with other spirits, beer and wine to deliver cross marketing opportunities. I don't know of another brand on the market with that capability.

You've got to have a buyer that believes in you enough to buy you. You also need to develop these relationships early on before an exit can happen. We studied other successful brands that have sold, and this was the strategy that they utilized as well. We hope to follow in those footsteps. We think we have something truly unique to offer the world.

WF: What keeps you up at night?

NL: The spirits business is my passion, so I'm doing what I love. I'm always thinking of new ideas and ways to reach new customers 24-7. I know without question Nektar Liqueur® can do very well anywhere in the world, so I'm excited about growing the brand and introducing more people to our brand. It's important to have balance in your life, so I make time for family and friends as well.

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RISKS

1 We are a development stage company that has incurred net losses since our inception, and we may not be able to achieve profitability in the future. Because we are still in the early stages of development, it is difficult to forecast operating expenses and revenue. We would expect our business, operating results and financial condition to be materially adversely affected if our revenues do not meet our projections and if our expenses or net losses are greater than expected. We cannot guarantee that our revenue or expenses will meet expectations or projections.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Nektar Liqueur is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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